[EXECUTION VERSION]

Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May 11, 2012 (this “Agreement”), by and between Golf Town USA Holdings Inc., a Delaware corporation (“Purchaser”), and Atlantic Equity Partners III, L.P., a Delaware limited partnership (the “Principal Stockholder”). Unless otherwise indicated, capitalized terms not defined herein have the meanings given to them in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Purchaser, Major Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Merger Sub”), and Golfsmith International Holdings, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, the Merger Agreement provides that Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation in the merger and will be a wholly-owned subsidiary of Purchaser (the “Merger”), all on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Principal Stockholder is the record and/or “beneficial holder” (as defined under Rule 13d-3 under the Exchange Act) of 7,934,418 shares of Common Stock (the “Stockholder Shares”, and together with any additional securities of the Company described in Section 2.2, being referred to herein collectively as the “Subject Shares”); and

WHEREAS, as an inducement and condition to the willingness of Purchaser to enter into the Merger Agreement and to consummate the Merger, Purchaser has required that the Principal Stockholder agree to enter into this Agreement (i) to consent to the adoption of the Merger Agreement in accordance with Section 251 and Section 228 of the DGCL, (ii) to Vote the Subject Shares against certain transactions as specified herein and (iii) to comply in all respects with all of the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Written Consent

Section 1.1 Written Consent. Unless this Agreement shall have been terminated in accordance with its terms, the Principal Stockholder hereby agrees, with respect to the Subject Shares, to consent to the adoption of the Merger Agreement in accordance with Section 251 and Section 228 of the DGCL by executing and delivering (or causing to be delivered) to the Company the written consent (with a copy thereof simultaneously delivered to Purchaser) in the form of Exhibit A hereto (the “Written Consent”) no later than 11:59 PM, New York time, on the first Business Day following the date of the Merger Agreement.

2.	Voting of Subject Shares.

Section 2.1 Voting. (a) From the date of this Agreement through the Expiration Date (such period, the “Support Period”), at every meeting of the Stockholders called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Stockholders with respect to any of the following, the Principal Stockholder shall Vote or cause to be Voted, the Subject Shares (i) in favor of any related proposal in furtherance of the Merger and the other transactions contemplated by the Merger Agreement and (ii) against (A) any action or agreement that would result in a material breach of any material representation, warranty, covenant or agreement of the Company contained in the Merger Agreement, or of the Principal Stockholder contained in this Agreement, (B) any action that would materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger or any other transaction contemplated by the Merger Agreement or would result in the failure of any of the conditions set forth in Article VIII of the Merger Agreement, and (C) any Alternative Transaction. Further, the Principal Stockholder shall not enter into any agreement, arrangement or understanding with any Person to Vote or give instructions inconsistent with this Section 2.1. For purposes of this Agreement, “Vote” shall mean voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action or taking other action in favor of or against any action; “Voting” and “Voted” shall have correlative meanings. Any such Vote shall be cast or consent shall be given for purposes of this Section 2.1 in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such Vote or consent.

(b) Notwithstanding anything herein to the contrary, this Agreement shall apply to the Principal Stockholder solely in its capacity as a stockholder of the Company and shall not apply to any of the Principal Stockholder’s Affiliates’ or Representatives’ actions, judgments or decisions as a director or officer of the Company or its Subsidiaries. Consequently: (i) nothing in this Agreement, including this Section 2.1, shall limit or restrict any Representative of the Principal Stockholder who serves as a member of the Company Board in acting in his or her capacity as a director of the Company and exercising his or her fiduciary responsibilities including, without limitation, taking any action in compliance with Section 5.2 of the Merger Agreement; (ii) the Principal Stockholder shall remain free to Vote the Subject Shares with respect to any matter not covered by this Section 2.1 in any manner the Principal Stockholder deems appropriate, as long as such Vote does not violate this Agreement; and (iii) this Section 2.1 shall not require the Principal Stockholder to Vote (or cause any of its Affiliates or Representatives to Vote) to adopt the Merger Agreement or in favor of the Merger or any of the other transactions contemplated by the Merger Agreement, to the extent that the Merger Agreement has been amended or modified, or a provision therein has been waived, in any such case, in a manner that (x) reduces the amount, changes the form or imposes any restrictions or additional conditions on the receipt of the consideration to the Principal Stockholder or (y) is otherwise materially adverse to the Principal Stockholder; or (iv) Vote (or cause any of its Affiliates or Representatives to Vote) the Subject Shares to amend the Merger Agreement or take any action that could result in the consequences described in the foregoing clauses (iii)(x) and/or (iii)(y).

Section 2.2 Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of shares on, of or affecting the Subject Shares, or (b) that the Principal Stockholder shall have become the beneficial owner of any additional shares of Common Stock or other securities of the Company (including, without limitation, through the exercise of any Company Options or Company Awards), then all shares of Common Stock or other securities of the Company held by the Principal Stockholder immediately following the effectiveness of the events described in clause (a) or the Principal Stockholder becoming the beneficial owner of shares of Common Stock or other securities as described in clause (b), shall in each case become Subject Shares hereunder.

Section 2.3 Waiver of Appraisal Rights. The Principal Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenters’ rights or similar rights that the Principal Stockholder may have in connection with the Merger.

3.	Transfer Restrictions and Obligations

Section 3.1 Transfer Restrictions. During the Support Period, the Principal Stockholder will not, except as contemplated by this Agreement or the Merger Agreement or as required by applicable Law, directly or indirectly, sell, offer to sell, hedge, transfer, exchange, pledge, assign, hypothecate, encumber, tender, grant any option to purchase or otherwise dispose of or agree to dispose of, or enter into any contract, option or other agreement with respect to any sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (each, a “Transfer”), any of the Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares; provided, that the Principal Stockholder may Transfer all or any portion of the Subject Shares to one or more of its Affiliates (other than the Company or its Subsidiaries) that, prior to such Transfer, execute and deliver to Purchaser a written agreement, in form and substance reasonably acceptable to Purchaser, to assume all of the Principal Stockholder’s obligations hereunder and to be bound by the terms of this Agreement to the same extent as the Principal Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Subject Shares transferred as the Principal Stockholder shall have made hereunder.

Section 3.2 Non-Solicitation. During the Support Period, the Principal Stockholder will not, and shall use its reasonable best efforts to cause its Affiliates and Representatives not to, (a) solicit, initiate or take any action to knowingly facilitate or knowingly encourage, whether publicly or otherwise, the submission of any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, any Alternative Transaction, (b) enter into or participate in any discussions or negotiations, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, or otherwise knowingly cooperate with any

Acquisition Proposal, (c) enter into any agreement, agreement in principle, letter of intent, term sheet or other similar instrument relating to an Alternative Transaction or (d) publicly propose to do any of the foregoing; provided, that notwithstanding the foregoing, (i) the Principal Stockholder may, and may authorize and permit any of its Affiliates and Representatives to, take any actions specified in clauses (a), (b) and/or (c) of this Section 3.2 to the extent the Company is permitted to take such actions under Section 5.2 of the Merger Agreement with respect to an Acquisition Proposal (including the right for the Principal Stockholder and its Affiliates and Representatives to participate in discussions or negotiations regarding such an Acquisition Proposal with the Person making such Acquisition Proposal), (ii) for the purposes of this Section 3.2, the Company shall be deemed not to be an Affiliate or Subsidiary of the Principal Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of the Principal Stockholder and (iii) the provisions of this Section 3.2 shall not restrict any “portfolio company” (as such term is customarily used among private equity investors) of the Principal Stockholder or of any of its respective Affiliates, so long as such “portfolio company” is not acting at the direction of the Principal Stockholder.

Section 3.3 Conduct of Principal Stockholder. Until any termination of this Agreement in accordance with its terms, the Principal Stockholder (x) shall maintain its status as duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (y) shall not dissolve, merge or combine with any Person, or adopt any plan of complete or partial liquidation, in each case, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, it being agreed that Purchaser may withhold its consent if the proposed action would reasonably be expected to prevent or materially delay or impede consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement.

4.	Representations and Warranties of the Principal Stockholder.

Section 4.1 Ownership of Subject Shares. The Principal Stockholder represents and warrants that the Principal Stockholder (a) is the record and beneficial owner of and has the sole right to Vote or direct the Voting of the Subject Shares with respect to the approval of the Merger Agreement and the terms thereof, which Subject Shares are free and clear of any Liens and (b) does not own, either beneficially or of record, any shares of capital stock of the Company other than the Subject Shares.

Section 4.2 Organization; Authorization; Validity of Agreement; Necessary Action. The Principal Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Principal Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Principal Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by the Principal Stockholder and no other corporate or partnership action on the part of the Principal Stockholder is necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Principal Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Purchaser, constitutes a legal, valid and binding agreement of the Principal Stockholder enforceable against it in accordance with its terms, subject to (a) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws of general applicability affecting creditors’ rights generally and (b) general principles of equity.

Section 4.3 Non-Contravention. The execution and delivery of this Agreement by the Principal Stockholder does not, and the performance of this Agreement by the Principal Stockholder will not: (a) violate any provision of the limited partnership agreement or other similar organizational or governing documents of the Principal Stockholder, (b) violate any Law applicable to the Principal Stockholder, (c) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Principal Stockholder is a party or by which it or any of its assets or properties is bound, or (d) result in the creation of any Liens upon any of the assets or properties of the Principal Stockholder, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Principal Stockholder to perform its obligations hereunder or under the Merger Agreement.

Section 4.4 Consent. The execution and delivery of this Agreement by the Principal Stockholder do not, and the performance of its obligations under this Agreement by the Principal Stockholder will not, require any consent of any Person or any Governmental Entity.

Section 4.5 Inconsistent Agreements. Except for this Agreement and that certain Voting Rights and Stockholders’ Agreement dated as of May 25, 2006, among the Principal Stockholder and the Founding Stockholders (as defined therein), as amended (the “Stockholders’ Agreement”), the Principal Stockholder has not (a) entered into any voting agreement, voting trust or similar agreement with respect to the Subject Shares or (b) granted any proxy, consent or power of attorney with respect to the Subject Shares.

5.	Representations and Warranties of Purchaser.

Section 5.1. Organization; Authorization; Validity of Agreement; Necessary Action. Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Purchaser has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by Purchaser of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by Purchaser and no other corporate, partnership or similar action on the part of Purchaser is necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This

Agreement has been duly executed and delivered by Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Principal Stockholder, constitutes a legal, valid and binding agreement of Purchaser enforceable against it in accordance with its terms, subject to (a) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws of general applicability affecting creditors’ rights generally and (b) general principles of equity.

Section 5.2 Non-Contravention. The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not: (a) violate any provision of the certificate of incorporation or bylaws or other similar organizational or governing documents of the Purchaser, (b) violate any Law applicable to the Purchaser, (c) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which it or any of its assets or properties is bound or (d) result in the creation of any Liens upon any of the assets or properties of Purchaser, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Purchaser to perform its obligations hereunder.

Section 5.3 Consent. The execution and delivery of this Agreement by Purchaser do not, and the performance of its obligations under this Agreement by Purchaser will not, require any consent of any Person or any Governmental Entity.

6.    Termination. This Agreement and all obligations of the parties hereunder shall automatically terminate without any further action required by any Person, on the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; (c) any Change of Recommendation; and (d) the making of any material change, by amendment, waiver or other modification to any provision of the Merger Agreement that (x) reduces the amount or changes the form of the Merger Consideration (subject to adjustments in compliance with Section 3.4 of the Merger Agreement) or (y) is otherwise materially adverse to the Principal Stockholder (such earliest to occur shall be the “Expiration Date”); provided, that the provisions of this Section 6 and Section 7 shall survive any termination of this Agreement.

7.	Miscellaneous.

Section 7.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

Section 7.2 Amendments and Modification. This Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 7.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) immediately when sent by facsimile or by email in .pdf format or (b) when received if delivered by hand or overnight courier service or by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Purchaser, to:

Golf Town USA Holdings Inc. c/o OMERS Private Equity Inc. Royal Bank Plaza, South Tower
200 Bay Street, Suite 2010 Toronto, ON M5J 2J2
Attention:	Benson Li and Chantal Thibault, Esq.
Fax:	(416) 864-3255
E-mail:	BLi@omerspe.com
CThibault@omerspe.com

and if to the Principal Stockholder, to:

ATLANTIC EQUITY PARTNERS III, L.P.c/o First Atlantic Capital, Ltd.
135 East 57th Street
New York, NY 10022
Facsimile: (212) 207-8842

Section 7.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signed counterparts of this Agreement may be delivered by facsimile and by scanned .pdf image.

Section 7.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. The parties acknowledge and agree that there were no prior agreements, arrangements or understandings, either written or oral, among the parties with respect to the subject matter hereof.

Section 7.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any term, covenant, restriction or provision contained in this Agreement is held by a Governmental Entity to be invalid, void, against its regulatory policy or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain valid and binding and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible so that the transactions contemplated hereby can be consummated as originally contemplated to the fullest extent possible.

Section 7.7 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE LAWS OF ANY OTHER JURISDICTION THAT MIGHT BE APPLIED BECAUSE OF THE CONFLICTS OF LAW PRINCIPLES OF THE STATE OF DELAWARE. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.

Section 7.8 Specific Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party, in addition to any other available rights or remedies such party may have under the terms of this Agreement, shall be entitled to specific performance and/or to obtain an injunction or injunctions, without proof of actual damages, to prevent breaches of another party’s covenants or agreements hereunder, and each party expressly waives the defense that a remedy in damages will be adequate.

Section 7.9 Extension, Waiver. Prior to the termination of this Agreement, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 7.10 Assignment. Subject to Section 3.1 hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 7.11 Legal Counsel. The Principal Stockholder acknowledges that it has been advised to, and has had the opportunity to, consult with its attorney prior to entering into this Agreement. The Principal Stockholder acknowledges that attorneys for the Company represent the Company and do not represent any of the Stockholders in connection with the Merger Agreement, this Agreement or any of the transactions contemplated hereby or thereby.

Section 7.12 Agreement Negotiated. This Agreement has been negotiated by or on behalf of Purchaser and the Principal Stockholder, each of which was represented by attorneys who have carefully negotiated the provisions hereof. No Law or rule relating to the construction or interpretation of contracts against the drafter of any particular clause should be applied with respect to this Agreement.

Section 7.13 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Principal Stockholder, and Purchaser shall have no authority to direct the Principal Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 7.14 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

Section 7.15 Cooperation. If any notices, approvals or filings are required with any Governmental Entity in order to allow the parties hereto to effectively carry out the transactions contemplated by this Agreement, the Principal Stockholder and Purchaser shall cooperate in making such notices or filings or in obtaining such approvals.

*     *     *     *     *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

GOLF TOWN USA HOLDINGS INC.

By:	/s/ David Spence
	Name:	David Spence
	Title:	Secretary

By:	/s/ Michael Graham
	Name:	Michael Graham
	Title:	Director

ATLANTIC EQUITY PARTNERS III, L.P.

By:	Atlantic Equity Associates III, L.P., its General Partner

By:	Atlantic Equity Associates III, LLC, its General Partner

By:	Buaron Capital Corporation III, LLC, its Managing Member

By:	/s/ Roberto Buaron
Name: Roberto Buaron
Title: Managing Member